UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

      INTERPOOL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State of Incorporation or Organization)	13-3467669 (I.R.S. Employer Identification No.)

211 College Road East, Princeton, New Jersey (Address of Principal Executive Offices)	08540 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file number to which this form relates:	N/A (If Applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered Common Stock, $.001 par value 9.25% Convertible Redeemable Subordinated Debentures due 2022 Securities to be registered pursuant to Section 12(g) of the Act:	Name of Each Exchange on which Each Class is to be Registered New York Stock Exchange, Inc. New York Stock Exchange, Inc. None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

           The description of the Common Stock, $.001 par value, of Interpool, Inc. (the "Company") to be registered hereunder is set forth under the caption "Description of Capital Stock" in the Prospectus included within Post Effective Amendment No. 1 to the Registration Statement of the Company on Form S-1 filed on November 22, 2002 with the Securities and Exchange Commission (Registration No. 333-86370) (the "2002 Registration Statement"), which description is incorporated herein by reference.

           The description of the 9.25% Convertible Redeemable Subordinated Debentures Due 2022 of the Company to be registered hereunder is set forth under the caption “Description of Debentures” in the Prospectus included within the 2002 Registration Statement, which description is incorporated herein by reference.

Item 2. Exhibits

           3.1   Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 (Reg. No. 33-59498)).

           3.2    Form of Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1 (Reg. No. 33-59498)).

           4.1   Form of Certificate representing the Common Stock of the Company (incorporated herein by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1 (Reg. No. 33-59498)).

           4.2   Form of Indenture between Interpool, Inc. and The Bank of New York, as trustee, related to the 9.25% Convertible Redeemable Subordinated Debentures (incorporated herein by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-1 (Reg. No. 333-86370)).

           4.3   Form of First Supplemental Indenture between Interpool, Inc. and The Bank of New York, as trustee, related to the 9.25% Convertible Redeemable Subordinated Debentures (incorporated herein by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-1 (Reg. No. 333-86370)).

SIGNATURE

           Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Interpool, Inc. (Registrant) By: /s/ Arthur L. Burns Name: Arthur L. Burns Title: Executive Vice President, General Counsel and Director

Date: January 6, 2005